[DESCRIPTION] EXHIBIT

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                                             EXHIBIT 11.1
                                         CAROLCO PICTURES INC.
                                 COMPUTATION OF EARNINGS PER COMMON SHARE

                                                      Three Months Ended
                                                      1994            1995
                                                      --------------------
Weighted average shares outstanding              140,015,109     140,015,109
Less Treasury shares                              (2,327,381)     (2,373,756)
                                                 ------------    ------------

Total                                            137,687,728     137,641,353
                                                 ============    ============

Loss before extraordinary item                   ($2,031,000)    ($7,706,000)
Preferred Dividends                               (1,045,000)     (1,095,000)
                                                 ------------    ------------

Loss before extraordinary item
    attributable to common shares                ($3,076,000)    ($8,801,000)
                                                =============    ============

Loss before extraordinary item
    per common share                                  $(0.02)         ($0.06)
                                                =============    ============

Income from Extraordinary Item                            $0      $2,137,000
                                                =============    ============

Income from Extraordinary Item
    per common share                                   $0.00           $0.02
                                                =============    ============

Net loss                                         ($2,031,000)    ($5,569,000)
Preferred Dividends                               (1,045,000)     (1,095,000)
                                                -------------    ------------

Net loss attributable to common shares           ($3,076,000)    ($6,664,000)
                                                =============    ============

Net loss per common share                             ($0.02)         ($0.04)
                                                =============    ============

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